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                                                                   EXHIBIT 10.25


                        FIRST AMENDMENT TO OFFICE LEASE


This FIRST AMENDMENT TO OFFICE LEASE ("AMENDMENT") is made and entered into as of the 30 day of June, 2000, by and between IRVINE OAKS REALTY HOLDING CO., INC., a Delaware corporation ("LANDLORD"), and GADZOOX NETWORKS, INC., a Delaware corporation ("TENANT").

                                R E C I T A L S:

A. Landlord and Tenant, entered into that certain Office Lease dated October __, 1999 (the "LEASE"), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises consisting of a total of approximately 13,916 rentable square feet of space (the "PREMISES") located on the first (1st) floor of the building located at 16241 Laguna Canyon Road, Irvine, California (the "BUILDING").

B. Landlord and Tenant acknowledge that, in accordance with the terms of Section
1.2 of the Lease, the Premises have been measured following the completion of the construction of the Tenant Improvements therein, and the parties desire to confirm the rentable square feet of the Premises and otherwise amend the Lease as set forth in this Amendment.

                               A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. CAPITALIZED TERMS. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Amendment.

        2. RENTABLE SQUARE FEET IN PREMISES. Landlord and Tenant agree that the Premises contain approximately 14,133 rentable square feet of space. Accordingly, in accordance with the terms of Section 1.2 of the Lease, the Premises shall be deemed to have contained such number of square feet retroactive to the Lease Commencement Date.

        3. RENT

            3.1 BASE RENT. Retroactively to the Lease Commencement Date, Section 4 of the Summary to the Lease is hereby deleted and replaced with the following:

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
                                                                                 APPROXIMATE
                                                                               MONTHLY RENTAL
                                                        MONTHLY INSTALLMENT   RATE PER RENTABLE
                    LEASE YEAR       ANNUAL BASE RENT      OF BASE RENT          SQUARE FOOT
                 ----------------    ----------------   -------------------   -----------------
                       *1-12            $267,961.68         $22,330.14              $1.58
                       13-24            $276,441.48         $23,036.79              $1.63
                       28-36            $284,921.28         $23,743.44              $1.68
                       37-48            $293,401.08         $24,450.09              $1.73
                       49-61            $301,880.88         $25,156.74              $1.78

(*Note: Tenant shall not be required to pay any Base Rent attributable to the first (1st) month of the Lease Term.)

            As a result of the retroactive adjustment to the Base Rent due pursuant to the terms of the Lease, Tenant owes Landlord an additional $1,238.02 for the Base Rent attributable to the period of time from the Lease Commencement Date through the month of June, 2000. Such additional amount shall be paid by Tenant concurrently with Tenant's payment of the Base Rent due for the month of July, 2000.

            3.2 TENANT'S SHARE OF DIRECT EXPENSES.

                (i) TENANT'S BUILDING SHARE. Notwithstanding anything to the contrary in the Lease, as hereby amended, as a result of the revision to the rentable square footage of the Premises, "Tenant's Building Share" is hereby amended to equal 33.76%, effective retroactively to the Lease Commencement Date.

                (ii) TENANT'S PROJECT SHARE. Notwithstanding anything to the contrary in the Lease, as hereby amended, as a result of the revision to the rentable square footage of the Premises, "Tenant's Project Share" is hereby amended to equal 4.44%, effective retroactively to the Lease Commencement Date.

        4. SECURITY DEPOSIT. The amount of the Security Deposit shall not be increased as a result of the revision to the square footage of the Premises.

        5. BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers. The terms of this Section shall survive the expiration or earlier termination of this Amendment.


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        6. NO FURTHER MODIFICATION. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Premises and shall and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

"LANDLORD"                                "TENANT"

IRVINE OAKS REALTY HOLDING CO., INC,      GADZOOX NETWORKS, INC.,
a Delaware corporation                    a Delaware corporation

By: ________________________________      By: __________________________________

Its: _______________________________      Its: _________________________________

                                          By: __________________________________

                                             Its: ______________________________


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